Exhibit 14

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

SEI INVESTMENTS COMPANY

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

This SEI Investments Company (the “Company”) Code of Ethics applies to the Company’s Chief Executive Officer, Chief Financial Officer, Treasurer and Controller, or persons performing similar functions (“Senior Financial Officers”). Its purpose is to promote honest and ethical conduct and compliance with the law, particularly as related to the maintenance of the Company’s financial records and the preparation of financial statements filed with the Securities and Exchange Commission. The obligations of this Code of Ethics supplement, but do not replace, the SEI’s Code of Ethics and Insider Trading Policy applicable to all employees.

1.	Senior Financial Officers are expected to carry out their responsibilities honestly, ethically and with integrity, exercising at all times their best independent judgment.

2.	Senior Financial Officers should avoid, to the extent possible, situations in which their own interests conflict, or may appear to conflict, with the interests of the Company. Conflicts of interest are sometimes unavoidable, however, in any case in which a Senior Financial Officer finds himself/herself with an actual or apparent conflict of interest, he or she should promptly disclose it to the Company’s General Counsel, who will review the transaction or relationship. If the General Counsel determines that a material conflict does exist, the General Counsel will refer the matter to the SEI Audit Committee of the Board of Directors, which shall determine how the situation should be resolved.

3.	Senior Financial Officers are responsible for assuring full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with or submits to the SEC, and in other publications to shareholders and investors. In particular they are responsible for assuring that the Company complies with SEC rules governing disclosure of financial information and for assuring that material press releases and communications with investors and securities analysts are fair and accurate. Among other things, Senior Financial Officers should:

(a) Establish and maintain internal controls and procedures and disclosure controls and procedures designed to assure that financial information is recorded, processed and transmitted to those responsible for preparing periodic reports and other public communications containing financial information so that they are complete, accurate, and timely.

(b) Carefully review each periodic report for accuracy and completeness before it is filed with the SEC and carefully review each public communication containing financial information before it is released.

(c) Promptly disclose to the SEI Audit Committee of the Board of Directors and, if appropriate the Company’s independent auditors, any material weaknesses in, or concerns regarding, the Company’s disclosure controls or internal controls.

(d) Comply at all times with applicable governmental laws, rules and regulations.

4.	Senior Financial Officers should promptly bring to the attention of the SEI Audit Committee or the full Board of Directors:

(a) Any matters involving fraud or that could otherwise compromise the integrity of the Company’s financial reports,

(b) Any disagreement with SEI’s outside auditors with respect to any material accounting matter, and

(c) Any violation of this Code of Ethics or of any securities laws and other laws or regulations related to the Company’s accounting or financial affairs.

5.	The SEI Audit Committee shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of these procedures by the Senior Financial Officers. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to these procedures, and shall include written notices to the individual involved that the SEI Audit Committee has determined that there has been a violation, censure by the SEI Audit Committee, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the SEI Audit Committee) and termination of the individual’s employment. In determining what action is appropriate in a particular case, the SEI Audit Committee or such designee, shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

6.	The SEI Audit Committee of the Board of Directors shall approve any waiver or amendment of this Code of Ethics, and any such waiver or amendment shall be disclosed promptly, as required by law or SEC regulation.

7.	The SEI Senior Financial Officers will be asked to affirm in writing on an annual basis that he/she is in full compliance with this Code.

Exhibit 1: Annual Compliance Certification

Board Ratified: September 30, 2003

SEI INVESTMENTS COMPANY

CODE OF ETHICS

ANNUAL COMPLIANCE CERTIFICATION

1.	I hereby acknowledge receipt of a copy of the SEI Code of Ethics for Senior Financial Officers.

2.	I have read and understand the SEI Code of Ethics and recognize that I am subject thereto.

3.	I hereby declare that I have complied with the terms of the SEI Code of Ethics.

Print Name:

Signature:

Date:

Received by SEI:

Please return a signed copy to the attention of SEI’s Corporate Compliance Director.